EXHIBIT 32

Certificate pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Torvec, Inc. (“Torvec”) on Form 10-Q for the period ending March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard A. Kaplan, chief executive officer, and Robert W. Fishback, chief financial officer and principal accounting officer, respectively, of Torvec, Inc. certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Torvec, Inc.

May 6, 2013	/s/ Richard A. Kaplan
Richard A. Kaplan
Chief Executive Officer

May 6, 2013	/s/ Robert W. Fishback
Robert W. Fishback
Chief Financial Officer and Principal Accounting Officer

Issuer Statement
A signed original of this written statement required by Section 906 has been provided to Torvec, Inc.
and will be retained by Torvec, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.